Exhibit 99.4

HOST DIGITAL INC.

POLICY ON RECOUPMENT OF INCENTIVE COMPENSATION

Introduction

The Board of Directors (the “Board”) of Host Digital Inc. (the “Company”) has adopted this Policy on Recoupment of Incentive Compensation (this “Policy”), which provides for the recoupment of compensation in certain circumstances in the event of a restatement of financial results by the Company. This Policy shall be interpreted to comply with the requirements of U.S. Securities and Exchange Commission rules and Section 811 of the NYSE American Company Guide implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and, to the extent this Policy is in any manner deemed inconsistent with such rules, this Policy shall be treated as retroactively amended to be compliant with such rules.

Administration

This Policy shall be administered by the Compensation Committee. Any determinations made by the Compensation Committee shall be final and binding on all affected individuals. The Compensation Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy, in all cases consistent with the Dodd-Frank Act. The Board or the Compensation Committee may amend this Policy from time to time in its discretion.

Covered Executive Officers

This Policy applies to any current or former “executive officer,” within the meaning of Rule 10D-1 under the Securities Exchange Act of 1934, as amended, of the Company or a subsidiary of the Company (each such individual, an “Executive”). This Policy shall be binding and enforceable against all Executives and their beneficiaries, executors, administrators, and other legal representatives.

Recoupment Upon Financial Restatement

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “Financial Restatement”), the Compensation Committee shall cause the Company to recoup from each Executive, as promptly as reasonably possible, any erroneously awarded Incentive-Based Compensation, as defined below.

No-Fault Recovery

Recoupment under this Policy shall be required regardless of whether the Executive or any other person was at fault or responsible for accounting errors that contributed to the need for the Financial Restatement or engaged in any misconduct.

Compensation Subject to Recovery; Enforcement

This Policy applies to all compensation granted, earned, or vested based wholly or in part upon the attainment of any financial reporting measure determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measures, whether or not presented within the Company’s financial statements or included in a filing with the U.S. Securities and Exchange Commission, including stock price and total shareholder return (“TSR”). Such compensation includes, but is not limited to, performance-based cash and stock, stock option, or other equity or equity-based awards paid or granted to the Executive (“Incentive-Based Compensation”). Compensation that is granted, vests or is earned based solely upon the occurrence of non-financial events is not subject to this Policy, such as base salary, restricted stock, options subject only to time-based vesting, and bonuses awarded solely at the discretion of the Board or Compensation Committee and not based on the attainment of any financial measure.

In the event of a Financial Restatement, the amount to be recovered will be the excess of (i) the Incentive-Based Compensation received by the Executive during the Recovery Period (as defined below), based on the erroneous data and calculated without regard to any taxes paid or withheld, over (ii) the Incentive-Based Compensation that would have been received by the Executive had it been calculated based on the restated financial information, as determined by the Compensation Committee. For purposes of this Policy, “Recovery Period” means the three completed fiscal years immediately preceding the date on which the Company is required to prepare the Financial Restatement, as determined in accordance with the last sentence of this paragraph, or any transition period that results from a change in the Company’s fiscal year (as set forth in Section 811(c)(1)(i)(D) of the NYSE American Company Guide). The date on which the Company is required to prepare a Financial Restatement is the earlier to occur of (A) the date the Board or a Board committee (or authorized officers of the Company if Board action is not required) concludes, or reasonably should have concluded, that the Company is required to prepare a Financial Restatement or (B) the date a court, regulator, or other legally authorized body directs the Company to prepare a Financial Restatement.

For Incentive-Based Compensation based on stock price or TSR, where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in the Financial Restatement, the Compensation Committee shall determine the amount to be recovered based on a reasonable estimate of the effect of the Financial Restatement on the stock price or TSR upon which the Incentive-Based Compensation was received, and the Company shall document the determination of that reasonable estimate and provide it to the NYSE American.

Incentive-Based Compensation is considered to have been received by an Executive in the fiscal year during which the applicable financial reporting measure was attained or purportedly attained, even if the payment or grant of such Incentive-Based Compensation occurs after the end of such period.

The Company may use any legal or equitable remedies that are available to the Company to recoup any erroneously awarded Incentive-Based Compensation, including but not limited to collecting from an Executive cash payments or shares of Company common stock or forfeiting any amounts that the Company owes to the Executive. Executives shall be solely responsible for any tax consequences to them that result from the recoupment or recovery of any amount pursuant to this Policy, and the Company shall have no obligation to administer the Policy in a manner that avoids or minimizes any such tax consequences.

No Indemnification

The Company shall not indemnify any Executive or pay or reimburse the premium for any insurance policy to cover any losses incurred by such Executive under this Policy or any claims relating to the Company’s enforcement of rights under this Policy.

HOST DIGITAL INC. – POLICY ON RECOUPMENT OF INCENTIVE COMPENSATION	2

Exceptions

The compensation recouped under this Policy shall not include Incentive-Based Compensation received by an Executive (i) prior to beginning service as an Executive or (ii) at any time if the Executive did not serve as an Executive at any time during the performance period applicable to the Incentive-Based Compensation in question. The Compensation Committee (or a majority of independent directors serving on the Board) may determine not to seek recovery from an Executive in whole or in part to the extent it determines in its sole discretion that such recovery would be impracticable because (A) the direct expense paid to a third party to assist in enforcing recovery would exceed the recoverable amount (after having made a reasonable attempt to recover the erroneously awarded Incentive-Based Compensation and providing corresponding documentation of such attempt to the NYSE American), (B) recovery would violate any home country law that was adopted prior to November 28, 2022, as determined by an opinion of counsel licensed in the applicable jurisdiction that is acceptable to and provided to the NYSE American, or (C) recovery would likely cause the Company’s 401(k) plan or any other tax-qualified retirement plan to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

Other Remedies Not Precluded

The exercise by the Compensation Committee of any rights pursuant to this Policy shall be without prejudice to any other rights or remedies that the Company, the Board, or the Compensation Committee may have with respect to any Executive subject to this Policy, whether arising under applicable law or regulation (including Section 304 of the Sarbanes-Oxley Act of 2002) or pursuant to the terms of any other policy of the Company or any equity award, cash incentive award, or employment or other agreement applicable to an Executive. Notwithstanding the foregoing, there will be no duplication of recovery of the same Incentive-Based Compensation under this Policy and pursuant to any other such rights or remedies.

Acknowledgment

The Compensation Committee may require any Executive to sign and return to the Company the acknowledgement form attached hereto as Exhibit A, pursuant to which such Executive shall agree to be bound by the terms of, and comply with, this Policy. For the avoidance of doubt, each Executive shall be fully bound by, and must comply with, the Policy, whether or not such Executive has executed and returned such acknowledgment form to the Company.

Effective Date and Applicability

This Policy has been adopted by the Board, effective as of September 17, 2026 (the “Effective Date”), and shall apply to any Incentive-Based Compensation that is received by an Executive on or after September 17, 2026.

HOST DIGITAL INC. – POLICY ON RECOUPMENT OF INCENTIVE COMPENSATION	3

EXHIBIT A

HOST DIGITAL INC.

POLICY ON RECOUPMENT OF INCENTIVE COMPENSATION

ACKNOWLEDGEMENT FORM

Capitalized terms used but not otherwise defined in this Acknowledgement Form (this “Acknowledgement Form”) have the meanings ascribed to such terms in the Policy.

By signing this Acknowledgement Form, the undersigned acknowledges, confirms and agrees that the undersigned: (i) has received and reviewed a copy of the Policy; (ii) is and will continue to be subject to the Policy, both during and after the undersigned’s employment with the Company; and (iii) will abide by the terms of the Policy, including, without limitation, by reasonably promptly returning any recoverable compensation to the Company as required by the Policy, as determined by the Compensation Committee in its sole discretion.

Sign:
Name:	[Employee]

Date: